UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

ChoiceOne Financial Services, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-19202 (Commission File Number)	38-2659066 (IRS Employer Identification No.)

109 E. Division Street Sparta, Michigan (Address of Principal Executive Offices)	49345 (Zip Code)

Registrant's telephone number, including area code: (616) 887-7366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 23, 2016, James A. Bosserd tendered his retirement from his position as Chief Executive Officer of each of ChoiceOne Financial Services, Inc. (“ChoiceOne”) and ChoiceOne Bank, effective as of June 1, 2016. Mr. Bosserd will continue to serve as a director of ChoiceOne and ChoiceOne Bank.

On March 23, 2016, the Boards of Directors of ChoiceOne and ChoiceOne Bank appointed Kelly J. Potes as Chief Executive Officer of each of ChoiceOne and ChoiceOne Bank, effective as of June 1, 2016. Mr. Potes (age 54) will also continue to serve in his current position as the President of ChoiceOne and ChoiceOne Bank, a position he has held since June 22, 2015.

Prior to his appointment as President of ChoiceOne and ChoiceOne Bank, Mr. Potes was Senior Vice President and General Manager of ChoiceOne Insurance Agencies, Inc. since January 2001 and Senior Vice President of ChoiceOne Bank since January 2011. Prior to that, Mr. Potes was President of Kent-Ottawa Financial Advisors, Inc., a financial consulting firm, from 1998 to 2001 and Vice President, Retail Services of ChoiceOne Bank from 1984 to 1998. Mr. Potes has been a director of ChoiceOne Insurance Agencies, Inc. since January 2001. Mr. Potes formerly served as a Trustee of the Sparta Board of Education.

There are no transactions or proposed transactions in which Mr. Potes has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On March 28, 2016, the Company issued the press release furnished with this Current Report as Exhibit 99.1. Exhibit 99.1 is furnished to, and not filed with, the Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release. This Exhibit is furnished to, and not filed with, the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 28, 2016	CHOICEONE FINANCIAL SERVICES, INC. (Registrant)

		By:	/s/ Thomas Lampen
Thomas Lampen Its Treasurer